UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

AEROVIRONMENT, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice to the Stockholders of AeroVironment, Inc.

AeroVironment (the “company”) disclosed in its definitive proxy statement dated August 21, 2015 that neither Timothy E. Conver, the company’s Chairman of the Board, President and Chief Executive Officer, nor the Conver Family Trust, an entity of which Mr. Conver is a co-trustee and shares voting power over shares held by the trust, had determined how they intended to vote their respective shares on Item 3 in the proxy statement, the proposal to amend the company’s amended and restated certificate of incorporation to provide for annual election of all directors. The company committed to publicly disclose such voting decisions in supplemental proxy material filed with the SEC. At the September 23, 2015 Board of Directors meeting, Mr. Conver informed the Board that he and the trustees of the Conver Family Trust intend to vote their respective shares “for” Item 3.

These materials are available on our website at investor.avinc.com/financials.cfm.